UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke, HM 08,

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement.

Background.  On May 31, 2006, Montpelier Re Holdings Ltd. (the “Company”) entered into two forward sale agreements under which it was entitled to sell its common shares (“Common Shares”) to an affiliate of Credit Suisse Securities (USA) LLC (the “Forward Counterparty”) at minimum floor prices specified for each forward sale agreement.  On March 1, 2007, the Company notified the Forward Counterparty of its election of net share settlement for the entire first equity forward sale agreement, which settled in March 2007. In the course of the settlement, as the valuation price for each component was greater than the $11.75 forward floor price and less than the $18.465 forward cap price, no payments or deliveries of cash or Common Shares were required to be made by the Company or the Forward Counterparty.  On December 6, 2007, the Company and the Forward Counterparty amended the remaining forward sale agreement which related to up to 7,920,000 Common Shares. The remaining forward sale agreement was bifurcated into two tranches, each relating to 3,960,000 Common Shares.  The first tranche, which was scheduled to settle over a twenty business day period beginning on October 8, 2009, was subject to an $11.25 forward floor price and a $22.00 forward cap price.  The second tranche, which was scheduled to settle over a twenty business day period beginning on November 11, 2009, was subject to an $11.25 forward floor price and a $23.00 forward cap price.

In connection with the forward sale agreements described above, in May 2006 the Company also  entered into a share issuance agreement with the Forward Counterparty. Under the terms of the share issuance agreement, the Company issued Common Shares to the Forward Counterparty in 2006 for an amount equal to the par value of such Common Shares. Subsequent to the settlement of the first forward sale agreement in March 2007, the Company had 7,920,000 Common Shares issued and outstanding under the share issuance agreement.

Termination of the Agreements.  On February 27, 2009, the Company and the Forward Counterparty agreed to the early termination of the remaining forward sale agreement and the share issuance agreement.  In connection with the termination of the agreements, on March 4, 2009, the Forward Counterparty will: (i) make a $32.0 million cash payment to the Company; and (ii) deliver to the Company, in exchange for a cash payment of $0.01, 5,920,000 of the 7,920,000 Common Shares previously issued to them under the share issuance agreement.

Please refer to the Company’s Current Reports on Form 8-K dated June 2, 2006 and December 6, 2007, for a more complete description of the forward sale agreements and the share issuance agreement.

The Registrant issued a press release announcing regarding the transaction on March 3, 2009, which has been furnished herewith as Exhibit 99.1 to this Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(a)          Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit No.	Description of Exhibit
10.1	Termination agreement among the Company and Credit Suisse International dated February 27, 2009.

99.1	Press release dated March 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

March 3, 2009	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Termination agreement among the Company and Credit Suisse International dated February 27, 2009.

99.1	Press release dated March 3, 2009.